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                                                                     Exhibit 4.4


                Specimen Certificate, Series C Preferred Stock

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             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA


        NUMBER                                                   SHARES



                      ANCOR COMMUNICATIONS, INCORPORATED


This Certifies that ___________________________ is the owner and registered holder of __________________________ Shares of fully paid and nonassessable Series C Preferred Stock, $.01 par value, of Ancor Communications, Incorporated transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this _____ day of ___________, 19___.



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Secretary                                 President
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Ancor Communications, Incorporated will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom.



For Value Received ___________________________________ hereby sell, assign, and transfer unto _______________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________ Attorney to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.
Dated _________________, 19____
IN PRESENCE OF _________________________________________________________________


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.